UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED EDISON, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

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CONSOLIDATED EDISON, INC.

4 Irving Place

New York, New York 10003

ADDITIONAL INFORMATION REGARDING PROPOSAL NO. 3 TO BE CONSIDERED

AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, MAY 20, 2013

The following information relates to the proxy statement (the “Proxy Statement”) of Consolidated Edison, Inc. (the “Company”), dated April 4, 2013, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This information is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal No. 3

As disclosed in the Proxy Statement, the Company has not requested that stockholders approve an equity compensation plan to provide long term incentive awards since the 2003 Long Term Incentive Plan. Under the terms of the 2003 Long Term Incentive Plan, the Company may not make any awards after May 19, 2013. The Long Term Incentive Plan is a key pay-for-performance component of the Company’s compensation program and the Company’s primary vehicle for granting equity-based compensation to its employees in management positions. Approximately 5,000 management employees of the Company were eligible to participate in the 2003 Long Term Incentive Plan. For each of the past five years, over 1,000 employees received a long term incentive award under the plan.

For 2010, 2011 and 2012, the average burn rate at which shares of Company Common Stock were granted under the 2003 Long Term Incentive Plan as a percentage of average basic shares outstanding in those years was 0.22% based on the Institutional Shareholder Services (“ISS”) calculation methodology. This is well below the burn rate cap of 2% that ISS applies for the Company’s industry.

Total potential dilution (as a percentage of basic shares of Company Common Stock outstanding) associated with the 5,000,000 shares of Company Common Stock authorized under the Long Term Incentive Plan plus the 2,444,308 shares subject to outstanding awards under the 2003 Long Term Incentive Plan (as of December 31, 2012) is 2.5%. For the Company’s 2012 compensation peer group, as set forth on page 42 of the Proxy Statement, the median total potential dilution (as a percentage of basic shares outstanding) was 4.7% (based on information from the Form 10-K’s filed in 2012 by the companies in the Company’s 2012 compensation peer group).

The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts are in the future. The Long Term Incentive Plan does not contemplate the amount or timing of specific equity awards (other than annual awards to non-employee Directors which are made in connection with each annual meeting of Company stockholders). The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports the Company has filed with the Securities and Exchange Commission.

In their respective proxy advisory reports issued in connection with the Annual Meeting, ISS and Glass Lewis & Co. have each recommended that stockholders vote “FOR” Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.